                      AMENDMENT NO. 5 TO RIGHTS AGREEMENT
                      -----------------------------------


     This Agreement, dated as of March 4, 1997, by and among Cyprus Amax Minerals Company, a Delaware corporation (the "Company"), KeyBank, N.A., formerly known as Society National Bank ("Society"), as Rights Agent, and the Bank of New York (the "Bank"), supplements and amends the Rights Agreement, dated as of February 23, 1989, and amended as of September 21, 1989, as of January 22, 1990, as of May 24, 1993, and as of December 14, 1995 (the "Rights Agreement"):

     WHEREAS, the Company desires to appoint the Bank as sole and successor Rights Agent to Society, effective as of the opening of business on March 4, 1997 (the "Appointment Time"), in accordance with Section 21 of the Rights Agreement;

     WHEREAS, the Bank desires to serve as such Rights Agent for the Company, effective as of the Appointment Time, in accordance with Section 2 of the Rights Agreement;

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. The Company hereby appoints the Bank as sole and successor Rights Agent, and the Bank hereby accepts such appointment, in each case, effective as of the Appointment Time.

     Section 2. Effective as of the Appointment Time, all references in the Rights Agreement (and in any Exhibit thereto) to "Society National Bank," including, without limitation, such references in Section 3(c) thereof, shall be deemed to be amended to be references to "Bank of New York."

     Section 3. Section 1(d) of the Rights Agreement is amended, effective as of the Appointment Time, to read in its entirety as follows:

             "Business Day" shall mean any day other than a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

     Section 4. Section 26 of the Rights Agreement is amended effective as of the Appointment Time, by replacing the words:

     Ameritrust Company National Association
     One Park Central, Suite 1505
     1515 Arapahoe Street
     Denver, Colorado  80202
     Attention:  Vice President and Manager

with the words:

     The Bank of New York
     48 Wall Street
     New York, New York  10286
     Attention:  Division Head, Stock Transfer Administration

     Section 5. Effective as of the Appointment Time, Society shall no longer be a Rights Agent for any purposes of the Rights Agreement, and its agreement or consent shall not be required for any amendment thereto or in connection with any action taken thereunder. The parties hereto agree that, effective as of the Appointment Time, the Bank shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as a Rights Agent without further act or deed. Society agrees to deliver and transfer to the Bank any property held by it under the Rights Agreement as of the Appointment Time and to execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

     Section 6. Except as expressly set forth herein, the Rights Agreement shall remain in full force and effect.

     Section 7. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day and year first above written.

                                CYPRUS AMAX MINERALS COMPANY


                                By: /s/ Philip C. Wolf
                                    -------------------------------------
                                    Philip C. Wolf, Senior Vice President

                                KEYBANK, N.A.
                                formerly known as SOCIETY NATIONAL BANK


                                By: /s/ J.J. McGuire
                                    --------------------------------------
                                    Executive Vice President

                                THE BANK OF NEW YORK


                                By: /s/ Kevin Brennan
                                    -------------------------------------
                                    Kevin Brennan, Vice President